Exhibit 4.6.1

CONFORMED COPY

Amended and Restated Trust Deed

Reuters Group PLC
as Issuer and as Guarantor

and

Reuters Finance PLC
as Issuer

and

Citicorp Trustee Company Limited

relating to a £1,000,000,000 Euro Medium Term
Note Programme

9 June 2006

THIS AMENDED AND RESTATED TRUST DEED is made on 9 June 2006
BETWEEN:

(1)	REUTERS GROUP PLC, a company incorporated under the laws of England, whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP (“RG” and the “Guarantor”); and

(2)
REUTERS FINANCE PLC, a company incorporated under the laws of England, whose registered office is at The Reuters Building, South Colonnade, Canary Wharf, London E14 5EP (“RF”, and together with RG in its capacity as an issuer, the “Issuers” and each an “Issuer”); and

(3)
CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and Couponholders (each as defined below).

WHEREAS:

(1)
By a resolution of the Board of Directors of RG dated 15 December 1998 RG resolved to establish a £1,000,000,000 Euro Medium Term Note Programme. RG proposes to issue from time to time euro medium term notes up to a maximum nominal amount from time to time outstanding of £1,000,000,000 (subject to increase as provided in the Programme Agreement (as defined below)) (the “Programme Limit”) pursuant to the said Programme.

(2)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and Couponholders upon and subject to the terms and conditions of these presents.

(3)
RG and the Trustee entered into a Trust Deed dated 16 December 1998 (the “Principal Trust Deed”) relating to the Programme as modified by a First Supplemental Trust Deed dated 30 March 2001 and as further modified by a Second Supplemental Trust Deed dated 10 April 2003 and an Amended and Restated Trust Deed dated 7 November 2003 between the same parties to this Trust Deed (each together with the Principal Trust Deed, the “Original Trust Deed”).

(4)
Clause 18(B) of the Principal Trust Deed provides that the Trustee may without the consent or sanction of the Noteholders or Couponholders at any time and from time to time concur with RG in making any modification to the Original Trust Deed (inter alia) which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders.

(5)	RG has requested the Trustee to concur in making modifications to the Original Trust Deed hereinafter contained.

(6)
The Trustee, being of the opinion that the modifications referred to in Recital (7) above are not materially prejudicial to the interests of the Noteholders, has agreed to concur with the Issuers in making such modifications and has agreed that notice of such modifications need not be given to the Noteholders.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	RESTATEMENT AND INTERPRETATION

1.1
In respect of all Notes to be issued under the Programme on or after the date hereof, with effect from the date hereof, the provisions of the Original Trust Deed shall be amended and restated and shall take effect in the form set out in this Deed and all references to “the Trust Deed”, “this Deed”, “hereof”, “hereunder” and related expressions in this Deed shall be construed as references to the Original Trust Deed as so amended and restated. This amendment and restatement shall not affect any Notes issued under the Programme prior to the date hereof.

1.2	A Memorandum of this Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by RG on its duplicate thereof.

1.3	In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Agency Agreement” means the Agency Agreement dated 9 June 2006, as amended and/or supplemented, and/or restated from time to time pursuant to which RG and RF have appointed the Agent and the Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Agents or Paying Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have been approved in writing by the Trustee, together with any agreement for the time being in force amending, replacing, novating, modifying or restating with the prior written approval of the Trustee any of the aforesaid agreements;

“Agent” means, in relation to all or any Series of the Notes, Citibank, N.A. at its office at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB or, if applicable, any successor agent in relation thereto which shall become such pursuant to the provisions of the Agency Agreement or such other agent in relation thereto as may (with the prior written approval of, and on terms previously approved in writing by, the Trustee) from time to time be appointed as such by the relevant Issuer and the Guarantor (if applicable) and (except in the case of the initial Agent) notice of whose appointment has been given to the Noteholders;

“Appointee” means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

“Auditors” means the auditors for the time being of the Issuers or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents;

“Authorised Signatory of the Issuer” means (i) any Director of the relevant Issuer or (ii) any other officer of the relevant Issuer authorised by the relevant Issuer to sign any document for the purposes of these presents and notified in writing as such to the Trustee;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a)
if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Section A of Part V of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(b)
if appertaining to a Floating Rate Note or an Index-Linked Interest Note, in the form or substantially in the form set out in Section B of Part V of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(c)
if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index-Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where the context so permits, the Talonholders and references to “relevant Couponholders” shall, in relation to the Notes of any Series, be construed as references to the holder or holders of one or more Coupons appertaining to the Notes of such Series;

“Dealers” means ABN AMRO Bank N.V., Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, HSBC Bank plc, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited and UBS Limited and any other entity which the relevant Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated or has lapsed in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a “relevant Dealer” or “relevant Dealer(s)” mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and “Dealer” means any one of them;

“Definitive Note” means a definitive Note issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) in exchange for either a Temporary Global Note or a Permanent Global Note (all as indicated in the applicable Final Terms), such definitive Note being in the form or substantially in the form set out in Part III of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor (if applicable), the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

“Dual Currency Interest Note” means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Dual Currency Note” means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

“Dual Currency Redemption Note” means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

“Event of Default” means any of the events specified in Condition 9;

“Extraordinary Resolution” has the meaning set out in paragraph 20 of Schedule 3;

“Final Terms” has the meaning set out in the Programme Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Global Note” means a Temporary Global Note and/or a Permanent Global Note;

“Group” means the Issuers and their Subsidiaries and affiliates;

“Index-Linked Interest Note” means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the relevant Issuer, the Guarantor (if applicable) and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Index-Linked Note” means an Index-Linked Interest Note and/or an Index-Linked Redemption Amount Note, as applicable;

“Index-Linked Redemption Amount Note” means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

“Interest Payment Date” means, in relation to any Floating Rate Note or Index-Linked Interest Note, either:

(a)
the date which falls the number of months or other period specified as the “Interest Period” in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Final Terms;

“Issue Date” means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

“Issue Price” means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“London Business Day” has the meaning set out in Condition 4(b);

“Maturity Date” means the date on which a Note is expressed to be redeemable;

“month” means calendar month;

“Note” means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which:

(a)
has such maturity as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Issuer or the relevant currency; and

(b)
has such denomination as may be agreed between the relevant Issuer and the relevant Dealer(s) subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, and is issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) and which shall initially be represented by, and comprised in, either (a) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for either Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 11 and, where applicable, the Receipts relating thereto;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be and shall be treated by the relevant Issuer, the Guarantor (if applicable), the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such Notes, the right to which shall be vested, as against the relevant Issuer and the Guarantor (if applicable) solely in the bearer of such Global Note in accordance with and subject to its terms and the provisions of these presents (or the Trustee in accordance with these presents) and the expressions “Noteholder”, “holder of Notes” and related expressions shall be construed accordingly;

“notice” means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

“Official List” has the meaning ascribed thereto in Section 74 of the Financial Services and Markets Act 2000;

“outstanding” means, in relation to the Notes, all the Notes other than (a) those which have been redeemed in accordance with these presents, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all premium (if any) and interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and, where appropriate, notice has been given to the relative Noteholders) and remain available for payment against presentation of those Notes and/or, as the case may be, the relative Receipts and/or Coupons, (c) those which have become void under Condition 8, (d) those which have been purchased and cancelled as provided in Condition 6, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 11, (f) any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes, in each case pursuant to its provisions, and (g) (for the purpose only of ascertaining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11;

provided that for each of the following purposes, namely:

(a)	the right to attend and vote at any meeting of the holders of Notes of any one or more Series;

(b)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Conditions 9, 10 and 15 and paragraphs 2, 5, 6 and 9 of Schedule 3;

(c)
any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(d)
the certification (where relevant) by the Trustee as to whether any of the events mentioned in Condition 9 is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series;

those Notes of any Series which are for the time being held by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable), in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Partly Paid Notes” means Notes issued on a partly paid basis;

“Paying Agents” means, in relation to all or any Series of the Notes, the several institutions (including where the context permits the Agent) at their respective specified offices or such other or further paying agents at their respective specified offices for all or any Series of the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed and notice of whose appointment has been given to the relevant Noteholders;

“Permanent Global Note” means a global note in the form or substantially in the form set out in Part II of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) and these presents either in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes or on issue;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

“Programme” means the Note Programme for the issue of Notes established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the agreement of even date herewith between RG, RF and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating, modifying or restating such agreement;

“Receipt” means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

“Receiptholders” means the several persons who are for the time being holders of the Receipts and references to “relevant Receiptholders” shall, in relation to the Notes of any Series, be construed as references to the holder or holders of one or more Receipts appertaining to the Notes of such Series;

“Relevant Date” has the meaning set out in Condition 7;

“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;

“Series” means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series”, “Series of Notes” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) or market on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange or market on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means any company which is for the time being a subsidiary within the meaning of Section 736 of the Companies Act 1985 of Great Britain, as amended;

“Successor” means, in relation to the Agent and the other Paying Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents or the Agency Agreement (as the case may be) and/or such other or further agent and/or other or further paying agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by RG and RF, and (except in the case of the initial appointments and specified offices made under and specified in the Agency Agreement) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 14(xiii) in accordance with Condition 14;

“Successor in Business” means in relation to any relevant company any company which, as the result of any amalgamation, merger or reconstruction: (i) owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by such relevant company immediately prior thereto; and (ii) carries on, as successor to such relevant company, the whole or substantially the whole of the business carried on by such relevant company immediately prior thereto;

“Talonholders” means the several persons who are for the time being holders of the Talons and references to “relevant Talonholders” shall, in relation to the Notes of any Series, be construed as references to the holder or holders of one or more Talons appertaining to the Notes of such Series;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part VI of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

“Temporary Global Note” means a global note in the form or substantially in the form set out in Part I of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) and these presents;

“the London Stock Exchange” means the London Stock Exchange plc and any successor thereto;

“these presents” means this Trust Deed and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Termss, all as from time to time modified in accordance with the provisions herein or therein contained;

“Tranche” means all Notes which are identical in all respects (including as to listing);

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986;

“Zero Coupon Note” means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.4	(a)
All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 5(f).

(b)
All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(c)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(d)
All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(e)	All references in these presents to taking proceedings against the relevant Issuer shall be deemed to include references to proving in the winding up of the relevant Issuer.

(f)
All references to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any additional or alternative clearance system approved by the relevant Issuer, the Agent and the Trustee.

(g)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(h)
In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(i)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

1.5
Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

1.6
All references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.7
All references in these presents to Notes having a “listing” or being “listed” shall, in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange’s market for listed securities. All references in these presents to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.

2.	ISSUE OF NOTES

2.1
The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and shall notify the Trustee or cause the Trustee to be notified in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on each occasion that legal opinions are furnished to the Dealers and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it prudent in view of a change (or proposed change) in applicable law materially affecting the relevant Issuer, the Guarantor, these presents or the Agency Agreement or the Trustee has other reasonable grounds which shall not include the mere lapse of time), the relevant Issuer or the Guarantor (if applicable) will use all reasonable endeavours to procure that further legal opinions or, where applicable, a further legal opinion (relating, if applicable, to any such change or proposed change) in such form and content as the Trustee may require from legal advisers approved by the Trustee are/is delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2
As and when the Notes of any Series or any of them or any instalment of principal in respect thereof become(s) due to be redeemed in accordance with the Conditions, the relevant Issuer or the Guarantor (if applicable) shall unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (as well after as before any judgment or other order of any court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) provided that (i) every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relevant covenant by the relevant Issuer in this Clause contained in relation to the Notes of such

Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be); (ii) in the case of any payment of principal made to the Trustee or the Agent after the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the principal amount of the relevant Notes (except in the case of Zero Coupon Notes, to which the provisions of Condition 6(j) shall apply) at the rates and/or in the amounts aforesaid up to and including the date (being not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent) which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes; and (iii) in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the principal amount of such Note (except in the case of Zero Coupon Notes, to which the provisions of Condition 6(j) shall apply) payment of which has been so withheld or refused at the rates and/or in the amounts aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the day after notice is given to the relevant Noteholder (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

2.3	At any time after an Event of Default or a Potential Event of Default shall have occurred the Trustee may:

(a)	by notice in writing to the relevant Issuer, the Guarantor (if applicable), the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)
to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Notes and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; or

(ii)
to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Paying Agent is obliged not to release by any law or regulation; and

(b)
by notice in writing to the relevant Issuer and the Guarantor (if applicable) require it to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Agent; with effect from the issue of any such notice to the relevant Issuer and the Guarantor (if applicable) and unless and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause shall cease to have effect.

At such time as the Trustee shall be satisfied that no Event of Default or Potential Event of Default is continuing the Trustee shall by notice in writing to the relevant

Issuer, the Guarantor (if applicable), the Agent and the other Paying Agents pursuant to the Agency Agreement withdraw any notice given pursuant to this sub-clause (C) whereupon any such notice shall cease to apply.

In such circumstances the Trustee shall not be responsible for supervising the proceedings or acts of the Agent and the other Paying Agents.

(c)
If the Floating Rate Notes or Index-Linked Interest Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which th e Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 9 except that the rates and/or amounts of interest need not be published.

2.4	All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency.

2.5
The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes), and so that the same shall be consolidated and form a single Series, with the outstanding Notes of a particular Series.

2.6
The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 22 (both inclusive) and 23(B) and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

3.	FORM OF NOTES

3.1
The Notes of each Tranche will initially be represented on issue by either a single Temporary Global Note or a single Permanent Global Note. Each Temporary Global Note shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note, in each case in accordance with the provisions set out therein. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, all as set out in such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

3.2
The Global Notes, the Definitive Notes, the Receipts, the Coupons and the Talons shall be in bearer form. The Global Notes may be facsimile or photocopies and each shall have annexed thereto a copy of the applicable Final Terms. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to this Trust Deed) into such Definitive Notes if permitted by the relevant Stock Exchange (if any) or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms. Title to the Global Notes, the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

3.3
The Global Notes shall be signed manually or in facsimile by an Authorised Signatory of the relevant Issuer and shall be authenticated by an authorised signatory on behalf of the Agent. The Definitive Notes shall be signed in facsimile by an Authorised Signatory of the relevant Issuer and the Definitive Notes shall be authenticated by an authorised signatory on behalf of the Agent. The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed is an Authorised Signatory of the relevant Issuer even if at the time of issue of the relevant Global Notes or Definitive Notes he may have ceased for any reason to be so authorised. The Receipts, Coupons and Talons shall not be signed. The Global Notes and Definitive Notes so executed and authenticated, and the Receipts, Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the relevant Issuer. No Global Note or Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Global Note or Definitive Note (as the case may be) shall have been executed and authenticated as aforesaid.

3.4
Except as ordered by a court of competent jurisdiction or as required by law the relevant Issuer, the Guarantor (if applicable), the Trustee, the Agent and any other Paying Agent shall (subject as set out below) be entitled to deem and treat the bearer of any Note, Receipt, Coupon or Talon as the absolute owner thereof (whether or not such Note, Receipt, Coupon or Talon shall be overdue and notwithstanding any notice to the contrary or any notation of ownership or writing thereon or notice of any previous loss or theft thereof) for the purpose of making payment thereon and for all other purposes. For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be and shall be treated by the relevant Issuer, the Guarantor (if applicable), the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the relevant Issuer and the Guarantor (if applicable), solely in the bearer of the Global Note in accordance with and subject to its terms (or the Trustee in accordance with these presents) (and the expressions “Noteholder”, “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and/or Clearstream, Luxembourg, as the case may be.

3.5
The relevant Issuer and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by either of them to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note.

4.	FEES, DUTIES AND TAXES

The relevant Issuer, failing which the Guarantor, will pay any stamp, issue, registration, documentary and other fees, duties and taxes payable on or in connection with (i) the execution and delivery of these presents (ii) the constitution and original issue of the Notes and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce the provisions of these presents.

5.	GUARANTEE AND INDEMNITY OF REUTERS GROUP PLC

5.1
The Guarantor unconditionally and irrevocably guarantees to the Trustee (i) the due and punctual payment by RF of any sum payable by it under these presents, the Notes, the Receipts or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise); and (ii) the due and punctual performance and observance by RF of each of the other provisions of these presents, the Notes, the Receipts and the Coupons on RF’s part to be performed or observed. The Guarantor shall pay any sum falling due under this Guarantee and Indemnity to or to the order of the Trustee, in the manner provided in Clause 2(B) and (D) (or if in respect of sums due under Clause 15, in the currency which was originally contracted in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2(B)(i), 2(B)(ii) and 2(B)(iii) shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 15. All payments under this Guarantee by the Guarantor shall be made subject to Condition 5 and sub-Clause 14(xiv).

5.2
As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting RF’s obligations, the Guarantor shall be liable under this Guarantee and Indemnity as if it were the sole principal debtor and not merely a surety (but without affecting RF’s obligations) to the intent that the holder of the Notes or the holder of a Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by RF. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to RF or any other person, (2) any amendment to any other provisions of these presents or to the Conditions of the Notes or to any security or other guarantee or indemnity, (3) the making or absence of any demand on RF or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Notes, the Receipts or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of RF or any other person, (7) the illegality, invalidity or unenforceability of, or of any defence or counterclaim whatsoever available to RF in relation to, or any defect in any provision of, this Trust Deed, the Notes, the Receipts or the Coupons or any of RF’s obligations under any of them, (8) any circumstances which have resulted in RF being prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation or (9) whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or a defence to a guarantor).

5.3
The Guarantor’s obligations under this Guarantee and Indemnity are and shall remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Notes, the Receipts or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to RF, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind. Furthermore, the Trustee may refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same and may hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee and Indemnity, without liability to pay interest on those moneys.

5.4	So long as any sum remains payable under this Trust Deed, the Notes, the Receipts or the Coupons:

(a)
any right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee and Indemnity, to be indemnified by RF or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(b)
any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of RF shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 10.

5.5
Without prejudice to the provisions of Clause 8 the Trustee may determine from time to time whether or not it will enforce this Guarantee and Indemnity which it may do without making any demand of or taking any proceedings against RF and may from time to time make any arrangement or compromise with the Guarantor in relation to this Guarantee and Indemnity which the Trustee may consider expedient in the interests of the Noteholders.

5.6
The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by RF under this Trust Deed, the Notes or the Receipts or Coupons relating to the Notes and shall in any event pay to it on demand the amount as refunded by it.

5.7
As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by RF under this Trust Deed, the Notes or the Receipts or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to RF, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by RF under these presents, the Notes or the Receipts or Coupons not being paid on the date and otherwise in the manner specified in these presents or any payment obligation of RF under these presents, the Notes, the Receipts or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by RF in respect of the relevant sum.

5.8
The obligations of the Guarantor under these presents, the Notes, the Receipts and the Coupons constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

6.	COVENANT OF COMPLIANCE

Each of the relevant Issuer and the Guarantor (if applicable) severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the relevant Issuer, the Guarantor (if applicable), the Noteholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the relevant Issuer and the Guarantor (if applicable) under the Notes and the Coupons as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Notes and the Coupons.

7.	CANCELLATION OF NOTES AND RECORDS

7.1
The relevant Issuer shall procure that all Notes (i) redeemed or (ii) purchased by or on behalf of the relevant Issuer, the Guarantor (if applicable), or any Subsidiary of the relevant Issuer or the Guarantor and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (iv) exchanged as provided in these presents (together in each case with all unmatured Coupons attached thereto or delivered therewith) and all Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form and Receipts;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)
the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor and cancelled and the serial numbers of such Notes in definitive form and Receipts and the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)
the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and Receipts and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)
the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Notes in definitive form bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Notes in definitive form to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase,

payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Notes and Coupons.

7.2
The relevant Issuer and the Guarantor (if applicable) shall procure (i) that the Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption, purchase for cancellation by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable), cancellation, payment or exchange (as the case may be) and of all replacement notes or coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons (ii) that the Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

8.	ENFORCEMENT

8.1
The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to the relevant Issuer and the Guarantor (if applicable) to enforce its obligations under these presents.

8.2
Proof that as regards any specified Note or Coupon the relevant Issuer or the Guarantor (if applicable) has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.	PROCEEDINGS, ACTION AND INDEMNIFICATION

9.1
The Trustee shall not be bound to take any proceedings mentioned in Clause 8(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and, if it so requires, secured (whether by way of advance payment or otherwise) to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing. If the Trustee is obliged to make any determination or certification of material prejudice or otherwise under the terms of these presents or the Agency Agreement, the Trustee shall not be bound to take any action until it is indemnified and, if it so requires, secured (whether by way of advance payment or otherwise) to its satisfaction.

9.2
Only the Trustee may enforce the provisions of these presents. No Noteholder or Coupouholder shall be entitled to proceed directly against the relevant Issuer or the Guarantor (if applicable) to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.	APPLICATION OF MONEYS

All moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 8) shall be held by the Trustee upon trust to apply them (subject to Clause 12):

First in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(J) and/or 22 to the Trustee and/or any Appointee;

Secondly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

Thirdly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

Fourthly in payment of the balance (if any) to the relevant Issuer, or, as the case may be, the Guarantor (if applicable) (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer, or, as the case may be, the Guarantor (if applicable) shall be dealt with as between the relevant Issuer, or, as the case may be, the Guarantor (if applicable) and any other person).

11.	NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

12.1
If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under Clause 10 shall be less than 10 per cent. of the principal amount of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Clause 10.

12.2
Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or other financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, such bank or other financial institution need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.	PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS

So long as any of the Notes remains outstanding (or, in the case of paragraphs (vii), (viii) and (xii) to (xv) inclusive, so long as any of the Notes or Coupons remains liable to prescription) each of the relevant Issuer and the Guarantor (if applicable) covenants with the Trustee that it shall:

(a)
give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the relevant Issuer or the Guarantor (if applicable) of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)
cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

(c)
at all times keep and procure its Subsidiaries to keep proper books of account and at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the relevant Issuer, the Guarantor (if applicable) or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours provided that nothing in this paragraph (iii) shall oblige the relevant Issuer or the Guarantor (if applicable) to disclose confidential information concerning customers of the relevant Issuer or the Guarantor (if applicable);

(d)
send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the relevant Issuer or the Guarantor (if applicable)) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders or which should legally be sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(e)
give notice in writing to the Trustee (a) of the occurrence of any Event of Default or any Potential Event of Default immediately upon becoming aware of the occurrence of an Event of Default or a Potential Event of Default or (b) of the coming into existence of any Security Interest which would require any security to be given to any Series of Notes pursuant to Condition 3;

(f)
give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending, in the case of RG, 31 December 1998, and, in the case or RF, 31 December 2003 and in any event not later than 180 days after the end of each such completed financial period a certificate of the relevant Issuer and the Guarantor if applicable) signed by an Authorised Signatory of the relevant Issuer and the Guarantor (if applicable) to the effect that as at a date not more than seven days before delivering such certificate (the “relevant date”) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate each of the relevant Issuer and the Guarantor (if applicable) has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(g)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to these presents;

(h)	at all times maintain Paying Agents in accordance with the Conditions;

(i)
use all reasonable endeavours to procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(j)
in the event of the unconditional payment to the Agent of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(k)
use all reasonable endeavours to maintain the listing on the relevant Stock Exchange of those of the Notes which are listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the relevant Issuer and the Guarantor (if applicable) may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)
give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Paying Agent (other than the appointment of the initial Paying Agents) after having obtained the approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; provided always that so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Agent no such termination shall take effect until a new Agent has been appointed on terms approved by the Trustee;

(m)
obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Noteholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 57 of the Financial Services Act 1986 of the United Kingdom of any such notice which is an investment advertisement (as therein defined));

(n)	if the relevant Issuer or the Guarantor (if applicable) shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any such political sub-division thereof or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a Trust Deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also (where applicable) to modify Condition 6(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(o)
comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(p)
in order to enable the Trustee to ascertain the nominal amount of Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by an Authorised Signatory of the relevant Issuer or the Guarantor (if applicable) setting out the total number and aggregate nominal amount of Notes of each Series which:

(i)
up to and including the date of such certificate have been purchased by the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable) and cancelled; and

(ii)
are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable);

(q)	procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 6(h);

(r)
use all reasonable endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the relevant Issuer and the Guarantor (if applicable);

(s)
if, in accordance with the provisions of the Conditions, interest in respect of Notes denominated in U.S. dollars becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the Noteholders in accordance with Condition 14;

(t)
upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the Guarantor;

(u)
give prior notice to the Trustee of any proposed redemption pursuant to Condition 6(b) or 6(c) and, if it shall have given notice to Noteholders of its intention to redeem any Notes pursuant to Condition 6(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly; and

(v)	promptly provide the Trustee with copies of all supplements to, and/or amendments to, and/or restatements of, the Programme Agreement.

15.	REMUNERATION OF TRUSTEE

15.1
The relevant Issuer, failing which the Guarantor, shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be separately agreed between the relevant Issuer, the Guarantor (if applicable) and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee provided that if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

15.2
In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the relevant Issuer or the Guarantor (if applicable) to undertake duties which the Trustee and the relevant Issuer or the Guarantor (if applicable) agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer, failing which the Guarantor (if applicable) shall pay to the Trustee such additional remuneration as shall be agreed between them.

15.3	The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4	In the event of the Trustee, the relevant Issuer and the Guarantor (if applicable) failing to agree:

(a)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(b)
(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer and the Guarantor (if applicable) or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being shared equally between the relevant Issuer and the Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee, the relevant Issuer and the Guarantor (if applicable).

15.5
The relevant Issuer, failing which, the Guarantor, shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the

Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

15.6
All amounts payable pursuant to sub-clause (E) above and/or Clause 16(J) shall be payable by the relevant Issuer, failing which, the Guarantor, on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the overnight base rate from time to time of Citibank, N.A. from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(J) shall continue in full force and effect notwithstanding such discharge.

15.8
The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of more than one Series.

16.	SUPPLEMENT TO TRUSTEE ACTS

The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

16.1
The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the relevant Issuer, the Guarantor (if applicable), the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

16.2
Any such advice, opinion or information may be sent or obtained by letter, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

16.3
The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by an Authorised Signatory of the relevant Issuer or the Guarantor (if applicable) and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate or any other certificate given by the relevant Issuer, the Guarantor (if applicable) or the Auditors under the terms of these presents.

16.4
The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or be required to insure against any Liability incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

16.5	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

16.6
The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has happened and that each of the relevant Issuer and the Guarantor (if applicable) is observing and performing all its obligations under these presents.

16.7
Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise of its trusts, powers, authorities and discretions under these presents (the exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

16.8
The Trustee shall not be liable to any person by reason of having acted upon any resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Couponholders.

16.9
The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

16.10
Without prejudice to the right of indemnity by law given to trustees, each of the relevant Issuer and the Guarantor (if applicable) shall indemnify the Trustee and every Appointee and keep it or him indemnified and, if it or him so requires, secured (whether by way of advance payment or otherwise) against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

16.11
Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

16.12
The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the relevant Issuer, the Guarantor (if applicable) or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

16.13
Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer and any rate, method and date so agreed shall be binding on the relevant Issuer, the Guarantor (if applicable), the Noteholders and the Couponholders.

16.14
The Trustee as between itself and the Noteholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and Couponholders.

16.15
In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Notebolder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantor (if applicable), the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

16.16
Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

16.17
The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer.

16.18
The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of any such agent the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

16.19
The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto.

16.20
The Trustee may certify whether or not any of the conditions, events and acts set out in sub-paragraphs (i), (iii), (iv), (vi) and (vii) of Condition 9 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the relevant Issuer, the Guarantor (if applicable), the Noteholders and the Couponholders.

16.21	The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

16.22
Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail, and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.

17.	TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default or breach of duty of which it may be guilty in relation to its duties under these presents.

18.	TRUSTEE CONTRACTING WITH RG AND RF

Neither the Trustee nor any director or officer of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)
entering into or being interested in any contract or financial or other transaction or arrangement with the Issuers or any person or body corporate associated with the Issuers (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, stocks, shares, debenture stock, debentures, bonds or other securities of, the Issuers or any person or body corporate associated as aforesaid); or

(b)
accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuers or any such person or body corporate so associated or any other office of profit under the Issuers or any such person or body corporate so associated and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION

19.1
The Trustee may, without the consent of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the relevant Issuer or the Guarantor (if applicable) of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents provided always that the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

19.2	Modification

The Trustee may without the consent of the Noteholders or Couponholders at any time and from time to time concur with the relevant Issuer and the Guarantor (if applicable) in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

20.1
Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

20.2	No Notice to Receiptholders or Couponholders

Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Receiptholders or the Couponholders for any purpose under these presents and the Receiptholders and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 14.

21.	SUBSTITUTION

21.1
In the case of Notes issued by RF, the Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of RF (or of the previous substitute under this sub-clause (A)) as the principal debtor under these presents of either (i) RG, (ii) any Successor in Business of either RG or RF, (iii) any holding company of either RG or RF, (iv) any other Subsidiary of RG or (v) any Subsidiary of any such Successor in Business or holding company (such substituted company being hereafter in this sub-clause (A) called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of RF (or of the previous substitute under this sub-clause (A)) and provided further that (except where the New Company is RG or its Successor in Business or its holding company (where such holding company has assumed the obligations of RG as guarantor of Notes issued by RF under these presents) RG or, as the case may be, its Successor in Business or (in the case aforesaid) its holding company unconditionally and irrevocably guarantees (in the case of Subordinated Notes, on a basis equivalent to that on which the Notes are subordinated immediately prior to the substitution) all amounts payable under these presents to the satisfaction of the Trustee.

21.2	The following further conditions shall apply to (1) above:

(a)	RG, RF and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(b)
where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, Condition 7 shall be modified so that such Condition shall, in substitution for (or, as the case may be, in addition to) the references therein to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, make reference to that other or additional territory or any authority therein or thereof having power to tax in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(c)
without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(d)
if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of RF or the previous substitute under this sub-clause (A) as applicable.

21.3
In the case of Notes issued by RG, the Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of RG (or of the previous substitute under this sub-clause (B)) as the principal debtor under these presents (in the case of Subordinated Notes, on a basis equivalent to that on which the Notes are subordinated immediately prior to the substitution) of either (i) its Successor in Business, (ii) its holding company or (iii) any Subsidiary of RG or its Successor in Business or holding company (such substituted company being hereafter in this sub-clause (B) called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of RG (or of the previous substitute under this sub-clause (B)) and provided further that (except where the New Company is the Successor in Business or holding company of RG) RG or, as the case may be, its Successor in Business or holding company unconditionally and irrevocably guarantees (in the case of Subordinated Notes, on a basis equivalent to that on which the Notes are subordinated immediately prior to the substitution) all amounts payable under these presents to the satisfaction of the Trustee.

21.4	The following further conditions shall apply to (1) above:

(a)	RG and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(b)
where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, Condition 7 shall be modified so that such Condition shall, in substitution for (or, as the case may be, in addition to) the references therein to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, make reference to that other or additional territory or any authority therein or thereof having power to tax in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(c)
without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(d)
if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of RG or the previous substitute under this sub-clause (B) as applicable.

21.5
In the case of Notes issued by RF, the Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of RG (or of the previous substitute under this sub-clause (C)) in its capacity as guarantor of such Notes of the Successor in Business of RG or a holding company of RG or of such Successor in Business (such substituted company being hereafter in this sub-clause (C) called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the guarantor in place of RG (or of the previous substitute under this sub-clause (C)).

21.6	The following further conditions shall apply to (1) above:

(a)	RG and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(b)
where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, Condition 7 shall be modified so that such Condition shall, in substitution for (or, as the case may be, in addition to) the references therein to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, make reference to that other or additional territory or any authority therein or thereof having power to tax in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(c)
without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(d)
if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of RG or the previous substitute under this sub-clause (C) as applicable.

21.7
Any such Trust Deed or undertaking shall, if so expressed, operate to release the company being substituted from all of its obligations as principal debtor or, as the case may be, as Guarantor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the relevant New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the relevant New Company shall be deemed to be named in these presents as the principal debtor in place of the relevant Issuer (or in place of the previous substitute under this Clause) or, as the case may be, as guarantor in place of the Guarantor under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant Issuer or, as the case may be, the Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the relevant New Company.

22.	CURRENCY INDEMNITY

Each of the relevant Issuer and the Guarantor (if applicable) shall severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)
any Liability incurred by any of them arising from the non-payment by the relevant Issuer or the Guarantor (if applicable) of any amount due to the Trustee or the Noteholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the relevant Issuer or the Guarantor (if applicable); and

(b)
any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the relevant Issuer or the Guarantor (if applicable) and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the relevant Issuer and the Guarantor (if applicable) separate and independent from its/their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the relevant Issuer or the Guarantor (if applicable) for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and Couponholders and no proof or evidence of any actual loss shall be required by the relevant Issuer or the Guarantor (if applicable) or its liquidator or liquidators.

23.	NEW TRUSTEE

23.1
The power to appoint a new trustee of these presents shall be vested in the issuers jointly but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuers to the Agent and in accordance with Condition 14 the Noteholders.

23.2	Separate and Co-Trustees

Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the relevant Issuer and the Guarantor (if applicable) (but without the consent of the relevant Issuer, the Guarantor (if applicable), the Noteholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)
for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the relevant Issuer and/or the Guarantor (if applicable).

Each of the relevant Issuer and the Guarantor (if applicable) irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

24.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuers without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuers jointly undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by

Extraordinary Resolution they will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. If within one month of the only trustee of these presents giving notice under this Clause no such new trustee has been appointed by the Issuers, the Trustee may appoint a successor in the Issuers’ stead. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

25.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

26.	NOTICES

Any notice or demand to RG, RF or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), telex or facsimile transmission or by delivering it by hand as follows:

to RG:	The Reuters Building South Colonnade Canary Wharf London E14 5EP

(Attention: the Company Secretary) Facsimile No. 020 7542 6848

to RF:	The Reuters Building South Colonnade Canary Wharf London E14 5EP

(Attention: the Company Secretary) Facsimile No. 020 7542 6848

to the Trustee:	Citigroup Centre Canada Square Canary Wharf London E14 5LB

(Attention: Agency & Trust) Facsimile No. 020 7500 5857

or to such other address, telex or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by telex or facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by telex or facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by telex or facsimile transmission.

27.	GOVERNING LAW

These presents are governed by, and shall be construed in accordance with, English law.

28.	COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this trust deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

29.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this trust deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by RG, RF and the Trustee and delivered on the date stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the relevant Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Notes” for a description of the content of Final Terms which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by Reuters Finance PLC (“RF”) or Reuters Group PLC (“RG” and together with RF, the “Issuers” and each an “Issuer”) as indicated in the applicable Final Terms constituted by an amended and restated trust deed (such trust deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 9th June 2006 between RG (in its capacity both as an Issuer and as guarantor of Notes issued by RF (in such capacity, the “Guarantor”)), RF and Citicorp Trustee Company Limited (the “Trustee,” which expression shall include any successor as trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i) in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency;

(ii) any Global Note; and

(iii) any definitive Notes issued in exchange for a Global Note.

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an amended and restated agency agreement (such agency agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 9th June 2006 and made between RG (in its capacity both as an Issuer and as Guarantor of Notes issued by RF), RF, the Trustee, Citibank, N.A. as issuing and principal paying agent and agent bank (the “Agent,” which expression shall include any successor agent) and the other paying agents named therein (together with the Agent, the “Paying Agents,” which expression shall include any additional or successor paying agents).

Interest bearing definitive Notes (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Final Terms for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders of the Notes (the “Noteholders” or “holders,” which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders,” which expression shall, unless the context otherwise requires, include the holders of the Talons), all in accordance with the provisions of the Trust Deed.

As used herein, “Tranche” means Notes which are identical in all respects (including as to listing and admission to trading) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed, the Agency Agreement and the applicable Final Terms are available for inspection during normal business hours at the specified office of the Trustee and of each of the Paying Agents save that, if this Note is neither admitted to trading on a regulated market in the European Economic Area in circumstances where a Prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or the relevant Paying Agent, as the case may be, as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail.

1.	Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note or Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

This Note may be an Index Linked Redemption Amount Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The relevant Issuer, the Guarantor (if applicable), the Trustee and the Paying Agents will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the Guarantor (if applicable), the Trustee and the Paying Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, the Guarantor (if applicable), the Trustee and any Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly. Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be.

References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the relevant Issuer, the Guarantor (if applicable), the Trustee and the Agent and specified in the applicable Final Terms.

2.	Status of the Notes and Guarantee

(a)	Status of the Notes

The Notes and any Receipts and Coupons relating to them are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the relevant Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the relevant Issuer, from time to time outstanding.

(b)	Status of the Guarantee

The payment of the principal and interest in respect of all Notes issued by RF and all other moneys payable by RF under or pursuant to the Trust Deed and the due and punctual performance and observance by RF of each of the other provisions of the Trust Deed and the Notes has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed (the “Guarantee”). The obligations of the Guarantor under the Guarantee constitute direct, unconditional, (subject to the provisions of Condition 3) unsecured and unsubordinated obligations of the Guarantor and, subject as aforesaid, rank at least pari passu with all other unsecured and unsubordinated obligations and liabilities (including contingent obligations and liabilities) of the Guarantor other than those statutorily preferred in the event of the dissolution or winding up of the Guarantor.

3.	Negative Pledge

So long as any of the Notes, Receipts or Coupons remain outstanding (as defined in the Trust Deed):

(i) the relevant Issuer and the Guarantor (if applicable) will neither create nor have outstanding any Security Interest upon the whole or any part of its undertaking, assets or revenues, present or future (including any uncalled capital), to secure any Relevant Indebtedness or any obligation under any guarantee of or indemnity in respect of any Relevant Indebtedness; and

(ii) RG shall procure that, in the case of Notes issued by either RF or RG, no member of the Restricted Group creates or permits to subsist any Security Interest upon the whole or any part of its undertaking, assets or revenues, present or future (including any uncalled capital) to secure any of the relevant Issuer’s Relevant Indebtedness, or any guarantee of or indemnity in respect of any of the relevant Issuer’s Relevant Indebtedness;

without at the same time or prior thereto securing the Notes, Receipts and Coupons equally and rateably therewith to the satisfaction of the Trustee or providing such other security for the Notes as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the holders of the Notes or as shall be approved by an Extraordinary Resolution of the holders of the Notes.

For the purposes of these Conditions:

“controlled” means the power to direct the management and the policies, whether through the ownership of voting share capital, by contract or otherwise;

“Group” means RG and its Subsidiaries;

“Relevant Indebtedness” means any present or future indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange, automated trading system, over-the-counter or other established securities market but excluding any such indebtedness which has a stated maturity not exceeding one year;

“Restricted Group” means the Group excluding each member of the Group that (i) is not fully consolidated for the purposes of the consolidated financial statements of RG and its Subsidiaries from time to time and (ii) is not controlled by RG;

“Security Interest” means any mortgage, charge, pledge, lien or other form of encumbrance including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction; and

“Subsidiary” means (a) a subsidiary within the meaning of section 736 of the Companies Act 1985, as amended by section 144 of the Companies Act 1989; and (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985 (as inserted by section 21 of the Companies Act 1989).

4.	Interest

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.

Except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(a):

(i) if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A) in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(B) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; and

(2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii) if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In these Terms and Conditions:

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date) ; and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A) the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(B) if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Interest Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day on the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1) in any case where Interest Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Interest Period after the preceding applicable Interest Payment Date occurred; or

(2) the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3) the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Terms and Conditions, “Business Day” means a day which is both:

(A) a day on which commercial banks and foreign exchange markets settle payments in London and any Additional Business Centre specified in the applicable Final Terms; and

(B) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which if the Specified Currency is New Zealand dollars shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the Trans European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(1) the Floating Rate Option is as specified in the applicable Final Terms;

(2) the Designated Maturity is a period specified in the applicable Final Terms; and

(3) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (LIBOR) or on the Euro-zone inter-bank offered rate (“EURIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.

For the purposes of this sub-paragraph (A), “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

In these Conditions, “ISDA Definitions” means the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., and as amended and updated as at the Issue Date of the first Tranche of the Notes of the relevant Series).

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1) the offered quotation; or

(2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of sub-clause 4(b)(ii)(B)(1) above, no such offered quotation appears or, in the case of sub-clause 4(b)(ii)(B)(2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Agent shall request each of the Reference Banks (as defined below) to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11.00 a.m. (London time in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11.00 a.m. (London time in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London interbank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11.00 a.m. (London time in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone interbank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be that which was applicable during the last preceding Interest Period (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

In this Condition, the expression “Reference Banks” means, in the case of sub-clause 4(b)(ii)(B)(1) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and, in the case of sub-clause 4(b)(ii)(B)(2) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and Calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such subunit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 4(b):

(i) if “Actual/365” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii) if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii) if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv) if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v) if “30/360,” “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi) if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer and any stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and to the Noteholders in accordance with Condition 14.

In this Condition, “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(vi)	Determination or Calculation by Trustee

If for any reason the Agent or, where applicable, the Calculation Agent at any time after the Issue Date defaults in its obligation to determine the Rate of Interest or calculate any Interest Amount in accordance with sub-paragraph (ii) or (iii) above, as the case may be, and, in each case, sub-paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Interest Rate or Maximum Interest Rate specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or such other person specified in the applicable Final Terms or, where applicable, the Calculation Agent.

(vii)	Certificates to be Final

All notifications, certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), whether by the Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the relevant Issuer, the Guarantor (if applicable), the Agent, the Calculation Agent (if applicable), the other Paying Agents, the Trustee and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the relevant Issuer, the Guarantor (if applicable), the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or (if applicable) the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Interest Notes

In the case of Dual Currency Interest Notes, if the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the applicable Final Terms.

(d)	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(e)	Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

5.	Payments

(a)	Method of Payment

Subject as provided below:

(i) payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is New Zealand dollars, shall be Auckland); and

(ii) payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee with a bank in Europe or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7.

(b)	Presentation of Definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Interest Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding due date for payment of interest or Interest Payment Date or the Interest Commencement Date, as the case may be, shall be payable only against surrender of the relevant definitive Note.

(c)	Payments in Respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)	General Provisions Applicable to Payments

The holder of a Global Note (or, as provided in the Trust Deed, the Trustee) shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer and the Guarantor (if applicable) will be discharged by payment to, or to the order of, the holder of such Global Note (or the Trustee, as the case may be) in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the relevant Issuer or the Guarantor (if applicable) to, or to the order of, the holder of such Global Note (or the Trustee, as the case may be). Without prejudice to Condition 10 no person other than the holder of such Global Note (or, as provided in the Trust Deed, the Trustee) shall have any claim against the relevant Issuer or the Guarantor (if applicable) in respect of any payments due on that Global Note.

Notwithstanding the provisions of paragraph (a) above, if any amount of principal and/or interest in respect of Notes is payable in US dollars, such US dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i) the relevant Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in US dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii) payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in US dollars; and

(iii) such payment is then permitted under United States law without involving, in the opinion of the relevant Issuer, adverse tax consequences to the relevant Issuer.

(e)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 8) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments in:

(A)	the relevant place of presentation;

(B)	London;

(C)	any Additional Financial Centre specified in the applicable Final Terms; and

(ii) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which if the Specified Currency is New Zealand dollars shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

(f)	Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i) any additional amounts which may be payable with respect to principal under Condition 7 or pursuant to any undertakings given in addition to or in substitution for such Condition pursuant to the Trust Deed;

(ii) the Final Redemption Amount of the Notes;

(iii) the Early Redemption Amount of the Notes;

(iv) the Optional Redemption Amount(s) (if any) of the Notes;

(v) in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi) in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(e)); and

(vii) any premium and any other amounts other than interest which may be payable by the relevant Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or pursuant to any undertakings given in addition to or in substitution for such Condition pursuant to the Trust Deed.

6.	Redemption and Purchase

(a)	Redemption at Maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for Tax Reasons

If the relevant Issuer satisfies the Trustee immediately before the giving of the notice referred to below that (i) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective after the Issue Date of the first Tranche of the Notes, on the occasion of the next payment due in respect of the Notes the relevant Issuer or the Guarantor (if applicable) would be required to pay additional amounts as provided or referred to in Condition 7, and (ii) the requirement cannot be avoided by the relevant Issuer or the Guarantor (if applicable) taking reasonable measures available to it, the relevant Issuer may, at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 14 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Interest Note) provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or the Guarantor (if applicable) would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the relevant Issuer or the Guarantor (if applicable) shall deliver to the Trustee a certificate signed by two Directors of the relevant Issuer stating that the requirement referred to in (i) above will apply on the occasion of the next payment due in respect of the Notes and cannot be avoided by the relevant Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out in (i) and (ii) above, in which event it shall be conclusive and binding on the Noteholders, Receiptholders and Couponholders. Upon the expiry of any notice as is referred to in this paragraph the relevant Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the provisions of this paragraph.

Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)	Redemption at the Option of the relevant Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the relevant Issuer may, having given:

(i) not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 14; and

(ii) not less than 15 days before the giving of the notice referred to in (i), notice in writing to the Trustee and the Agent;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than a Higher Redemption Amount, in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 14 at least five days prior to the Selection Date.

(d)	Redemption at the Option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the relevant Issuer in accordance with Condition 14 not less than 15 nor more than 30 days’ notice the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

If this Note is in definitive form, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 9, each Note will be redeemed at the Early Redemption Amount calculated as follows:

(i) in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii) in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(iii) in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) equal to the sum of:

(A) the Reference Price; and

(B) the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable.

Where such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note denominated or payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each and (II) in the case of a Zero Coupon Note denominated or payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Final Terms.

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

(h)	Purchases

The relevant Issuer, the Guarantor (if applicable) or any Subsidiary of RG may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, at the option of the relevant Issuer or the Guarantor (if applicable), surrendered to any Paying Agent for cancellation.

(i)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and the Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(j)	Late Payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i) the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii) five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14.

7.	Taxation

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the relevant Issuer (including payments by the Guarantor under the Guarantee (if applicable)) will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed, levied, collected, withheld or assessed by, on behalf of or within the United Kingdom or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the relevant Issuer or the Guarantor (if applicable) will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note, Receipt or Coupon:

(i) to, or to a third party on behalf of, a holder who is liable to such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note, Receipt or Coupon; or

(ii) to, or to a third party on behalf of a holder who would not be subject to such withholding or deduction if it had made a declaration of non-residence or made any other claim or filing for exemption to which it is entitled; or

(iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union; or

(v) presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to additional amounts on presenting such Note, Receipt or Coupon for payment on the final day of such period of 30 days, assuming, whether or not such is in fact the case, such final day to be a Payment Date (as defined in Condition 5(e)).

As used herein the “Relevant Date” in respect of any Note, Receipt or Coupon means the date on which payment in respect of it first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14.

8.	Prescription

The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor subject as provided in Condition 5(b).

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

9.	Events of Default

If any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(i) if default is made in the payment of any principal, premium (if any) or interest due in respect of the Notes or any of them and the default continues for a period of 5 days in the case of principal or premium (if any) and 10 days in the case of interest; or

(ii) if the relevant Issuer or the Guarantor (if applicable) fails to perform or observe any of its other obligations set out in the Notes or the Trust Deed, which default is in the opinion of the Trustee incapable of remedy or, if in the opinion of the Trustee is capable of remedy, is not in the opinion of the Trustee remedied within 30 days (or such longer period as the Trustee may permit) after notice requiring such default to be remedied shall have been given to the relevant Issuer and the Guarantor (if applicable) by the Trustee; or

(iii) if any order is made by any competent court or effective resolution is passed for the liquidation, administration, winding up or dissolution of the relevant Issuer or the Guarantor (if applicable), save where such order or resolution is for the purpose of and followed by an amalgamation, merger, reorganisation or reconstruction on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(iv) save as approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, if the relevant Issuer or the Guarantor (if applicable) ceases or threatens to cease to carry on the whole or a substantial part of the Restricted Group’s business or operations, save for the purposes of and followed by an amalgamation, merger, reorganisation or reconstruction, the terms of which have been approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders; or

(v) if a receiver, administrative receiver, trustee or similar officer (other than an administrator) is appointed over the relevant Issuer or the Guarantor (if applicable) or all or a substantial part of its revenues and assets or any order(s) is or are made or effective resolution(s) is or are passed for the appointment of an administrator of it, or any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of the relevant Issuer or the Guarantor (if applicable) and in any such case mentioned in this paragraph (vi) is not satisfied, removed or discharged within 45 days (or such longer period as the Trustee may permit); or

(vi) if the relevant Issuer or the Guarantor (if applicable) is deemed to be unable to pay its debts as they fall due, or takes any proceedings under any law for, a readjustment, rescheduling or deferment of all or any of its obligations (or proposes, makes or enters into a general assignment, arrangement or composition with or for the benefit of its creditors); or

(vii) in the case of Notes issued by RF, the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect,

then the Trustee at its discretion may, and if so requested in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject to being indemnified and/or secured (whether by way of advance payment or otherwise) to its satisfaction), give notice to the relevant Issuer and the Guarantor (if applicable) that the Notes are, and they shall thereupon immediately become, due and repayable, at their Early Redemption Amount together with accrued interest as provided in the Trust Deed, provided that except in the case of paragraphs (i), (iii), (v) and (vi) the Trustee shall first have certified that, in its opinion, such event is materially prejudicial to the interests of the Noteholders.

10.	Enforcement

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantor (if applicable) unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

11.	Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.	Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out below.

The relevant Issuer and the Guarantor (if applicable) are, subject to prior notification to the Trustee, entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i) there will at all times be an Agent;

(ii) so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or such other relevant authority;

(iii) there will at all times be a Paying Agent with a specified office in a city approved by the Trustee in continental Europe; and

(iv) the relevant Issuer will ensure that it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any law implementing such Directive.

In addition, the relevant Issuer and the Guarantor (if applicable) shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.

13.	Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

14.	Notices

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner and shall be deemed to have been given on such date, as the Trustee may approve. Receiptholders and Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this Condition.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or other relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

15.	Meetings of Noteholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of these Terms and Conditions or any of the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50% in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain of these Terms and Conditions and certain of the provisions of the Trust Deed, the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of the Notes of other Series in certain circumstances where the Trustee so decides.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or to any modification which is of a formal, minor or technical nature or to correct a manifest error.

In connection with the exercise by it of any of its trusts, powers or discretions (including, without limitation, any modification, waiver or authorisation), the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Noteholders, Receiptholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, RG (where the relevant Issuer is RF) or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

16.	Substitution

(a)	Substitution of Principal Debtor

(i) In the case of Notes issued by RF, the Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of RF (or of any previous substitute under this paragraph) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of either (i) RG, (ii) any Successor in Business (as defined in the Trust Deed) of either RG or RF, (iii) any holding company of either RG or RF, (iv) any other Subsidiary of RG or (v) any Subsidiary of any such Successor in Business or holding company, subject to (a) except where RF or its Successor in Business or its holding company (where such holding company has assumed the obligations of RG as guarantor of Notes issued by RF under the Trust Deed) is the new principal debtor, the Notes being unconditionally and irrevocably guaranteed by RG or, as the case may be, its Successor in Business or holding company, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

(ii) In the case of Notes issued by RG, the Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of RG (or of any previous substitute under this paragraph) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of either (i) its Successor in Business, (ii) its holding company or (iii) any Subsidiary of RG or its Successor in Business or holding company, subject to (a) except where the Successor in Business or holding company of RG is the new principal debtor, the Notes being unconditionally and irrevocably guaranteed by RG or, as the case may be, its Successor in Business or holding company, (b) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

(b)	Substitution of RG as guarantor

In the case of Notes issued by RF, the Trustee may also agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of RG in its capacity as guarantor of such Notes of the Successor in Business of RG or a holding company of RG or of such Successor in Business, subject to (a) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (b) certain other conditions set out in the Trust Deed being complied with.

(c)	Effect of substitution

Any such substitution shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders by the relevant Issuer as soon as practicable thereafter.

17.	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured (whether by way of advance payment or otherwise) to its satisfaction.

18.	Further Issues

The relevant Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

19.	Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

20.	Governing Law

The Trust Deed, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART I

FORM OF TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND) 1287(a) OF THE INTERNAL REVENUE CODE.

[REUTERS GROUP PLC
(Incorporated with limited liability in England and Wales
with registered number 3296375)
(the “Issuer”)/

REUTERS FINANCE PLC
(Incorporated with limited liability in England and Wales
with registered number 4941058)
(the “Issuer”)]1

[unconditionally and irrevocably guaranteed by
REUTERS GROUP PLC
(Incorporated with limited liability in England and Wales
with registered number 3296375)
(the “Guarantor”)]2

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 9 June 2006 and made between the Issuer[, the Guarantor]3  and Citicorp Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such

[1]	Delete as applicable.

[2]	Delete where the relevant Issuer is the Guarantor.

[3]	Delete where the relevant Issuer is the Guarantor.

Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer [and the Guarantor] in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) a certificate in or substantially in the form set out in Part VII of Schedule 2 to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part VII of Schedule 2 to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together with the Coupons appertaining thereto) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date, this Global Note may be exchanged in whole or in part for, as specified in the Final Terms, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part II of Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Final Terms. If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate in or substantially in the form set out in Part VII of Schedule 2 to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part VII of Schedule 2 to the

Trust Deed. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, [the Guarantor,]1  the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer [and the Guarantor]1, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of [         ].

[REUTERS GROUP PLC/REUTERS FINANCE PLC]2

By:
Authorised Signatory

Authenticated without recourse, warranty or liability by Citibank N.A., London office, as Agent

By:
Authorised Signatory

[1]	Delete where the relevant Issuer is the Guarantor.

[2]	Delete as applicable.

Guarantee and Indemnity of Reuters Group PLC

1.	Guarantee

Reuters Group PLC (the “Guarantor”) unconditionally and irrevocably guarantees to Citicorp Trustee Company Limited (the “Trustee”) (i) the due and punctual payment by Reuters Finance PLC (the “Issuer”) of any sum payable by it under the trust deed dated 9 June 2006 (the “Trust Deed”) made between the Issuer, the Guarantor and the Trustee, this Note, any Receipts or Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise); and (ii) the due and punctual performance and observance by the Issuer of each of the other provisions of the Trust Deed, this Note, any Receipts and Coupons on the Issuer’s part to be performed or observed. The Guarantor shall pay any sum falling due under this Guarantee and Indemnity to or to the order of the Trustee, in the manner provided in Clause 2(B) and (D) of the Trust Deed (or if in respect of sums due under Clause 15 of the Trust Deed, in the currency which was originally contracted in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2(B)(i), (ii) and (iii) of the Trust Deed shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 15 of the Trust Deed. All payments under this Guarantee by the Guarantor shall be made subject to Condition 5 of the Notes and sub-clause 14(xiv) of the Trust Deed.

2.	Guarantor as Principal Debtor

As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor shall be liable under this Guarantee and Indemnity as if it were the sole principal debtor and not merely a surety (but without affecting the Issuer’s obligations) to the intent that the holder of this Note or the holder of a Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, [premium,] interest or such other amount as would have been receivable had such payments been made by the Issuer. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of the Trust Deed or to the Conditions of this Note or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of the Trust Deed, this Note, any Receipts or Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person, (7) the illegality, invalidity or unenforceability of, or of any defence or counterclaim whatsoever available to the Issuer in relation to, or any defect in any provision of, the Trust Deed, this Note, any Receipts or Coupons or any of the Issuer’s obligations under any of them, (8) any circumstances which have resulted in the Issuer being prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation or (9) whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or a defence to a guarantor).

3.	Guarantor’s Obligations Continuing

The Guarantor’s obligations under this Guarantee and Indemnity are and shall remain in full force and effect by way of continuing security until no sum remains payable under the Trust Deed, this Note, any Receipts or Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind. Furthermore, the Trustee may refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same and may hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee and Indemnity, without liability to pay interest on those moneys.

4.	Exercise of Guarantor’s Rights

So long as any sum remains payable under the Trust Deed, this Note, any Receipts or Coupons:

(a)
any right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee and Indemnity, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(b)
any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 10 of the Trust Deed.

5.	Enforcement by the Trustee

Without prejudice to the provisions of Clause 8 of the Trust Deed the Trustee may determine from time to time whether or not it will enforce this Guarantee and Indemnity which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this Guarantee and Indemnity which the Trustee may consider expedient in the interests of the Noteholders.

6.	Avoidance of Payments

The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons relating to this Note and shall in any event pay to it on demand the amount as refunded by it.

7.	Indemnity

As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons not being paid on the date and otherwise in the manner specified in the Trust Deed or any payment obligation of the Issuer under the Trust Deed, this Note, any Receipts or Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

8.	Guarantor’s Obligations

The obligations of the Guarantor under this Note, the Trust Deed, any Receipts and Coupons constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

9.	Authorisations

The Guarantor hereby represents and warrants that all corporate approvals and authorisations required by it in connection with the giving of the Guarantee and Indemnity embodied herein have been obtained and are in full force and effect and upon the execution hereof the same shall constitute the legal, valid, binding and enforceable obligations of the Guarantor.

10.	Governing Law

This Guarantee and Indemnity is governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined above have the same meaning as in the Notes.

Dated as of the Issue Date

Reuters Group PLC

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1257(a) OF THE INTERNAL REVENUE CODE.

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption *	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation *	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES
FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange *	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART II

FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(1) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[REUTERS GROUP PLC
(Incorporated with limited liability in England and Wales
with registered number 3296375)
(the “Issuer”)/

REUTERS FINANCE PLC
(Incorporated with limited liability in England and Wales
with registered number 4941058)
(the “Issuer”)]1

[unconditionally and irrevocably guaranteed by
REUTERS GROUP PLC
(Incorporated with limited liability in England and Wales
with registered number 3296375)
(the “Guarantor”)]2

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 9 June 2006 and made between the Issuer[, the Guarantor]3  and Citicorp Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any

[1]	Delete as applicable.

[2]	Delete where the relevant Issuer is the Guarantor.

[3]	Delete where the relevant Issuer is the Guarantor.

other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 21st Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer [and the Guarantor]1  in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

[On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.]1

[Upon any further Tranche of Notes of this Series being issued, details of such increase in the size of the Series shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such increase shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of such further Tranche.]2

This Global Note may be exchanged (free of charge), in whole but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes), unless otherwise specified in the applicable Final Terms:

(a)
upon not less than 60 days’ written notice from Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in this Global Note); or

(b)	only upon the occurrence of an Exchange Event.

An “Exchange Event” means (i) an Event of Default has occurred and is continuing, (ii) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system approved by the Trustee is available or (iii) the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 7 which

[1]	Delete where the issue is made in accordance with TEFRA C.

[2]	Delete where the issue is made in accordance with TEFRA D.

would not be required were the Notes represented by the Permanent Global Note in definitive form.

If the Global Note is exchangeable following the occurrence of such Exchange Event:

(a)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14; and

(b)
Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur on the date specified in the notice requesting exchange.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, [the Guarantor,]1  the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, [and the Guarantor,]1 solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of [            ].

[1]	Delete where the relevant Issuer is the Guarantor.

[REUTERS GROUP PLC/REUTERS FINANCE PLC][1]

By:

Authorised Signatory

Authenticated without recourse, warranty or liability by Citibank, N.A., London office, as Agent.

By:

Authorised Signatory

[1]	Delete as applicable.

Guarantee and Indemnity of Reuters Group PLC

1.	Guarantee

Reuters Group PLC (the “Guarantor”) unconditionally and irrevocably guarantees to Citicorp Trustee Company Limited (the “Trustee”) (i) the due and punctual payment by Reuters Finance PLC (the “Issuer”) of any sum payable by it under the trust deed dated 9 June 2006 (the “Trust Deed”) made between the Issuer, the Guarantor and the Trustee, this Note, any Receipts or Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise); and (ii) the due and punctual performance and observance by the Issuer of each of the other provisions of the Trust Deed, this Note, any Receipts and Coupons on the Issuer’s part to be performed or observed. The Guarantor shall pay any sum falling due under this Guarantee and Indemnity to or to the order of the Trustee, in the manner provided in Clauses 2(B) and (D) of the Trust Deed (or if in respect of sums due under Clause 15 of the Trust Deed, in the currency which was originally contracted in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2(B)(i), (ii) and (iii) of the Trust Deed shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 15 of the Trust Deed. All payments under this Guarantee by the Guarantor shall be made subject to Condition 5 of the Notes and sub-clause 14(xiv) of the Trust Deed.

2.	Guarantor as Principal Debtor

As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor shall be liable under this Guarantee and Indemnity as if it were the sole principal debtor and not merely a surety (but without affecting the Issuer’s obligations) to the intent that the holder of this Note or the holder of any Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, [premium,] interest or such other amount as would have been receivable had such payments been made by the Issuer. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of the Trust Deed or to the Conditions of this Note or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) any enforcement or absence of enforcement of the Trust Deed, this Note, any Receipts or Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person, (7) the illegality, invalidity or unenforceability of, or of any defence or counterclaim whatsoever available to the Issuer in relation to, or any defect in any provision of, the Trust Deed, this Note, any Receipts or Coupons or any of the Issuer’s obligations under any of them, (8) any circumstances which have resulted in the Issuer being prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation or (9) whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or a defence to a guarantor).

3.	Guarantor’s Obligations Continuing

The Guarantor’s obligations under this Guarantee and Indemnity are and shall remain in full force and effect by way of continuing security until no sum remains payable under the Trust Deed, this Note, any Receipts or Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind. Furthermore, the Trustee may refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same and may hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee and Indemnity, without liability to pay interest on those moneys.

4.	Exercise of Guarantor’s Rights

So long as any sum remains payable under the Trust Deed, this Note, any Receipts or Coupons:

(a)
any right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee and Indemnity, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(b)
any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 10 of the Trust Deed.

5.	Enforcement by the Trustee

Without prejudice to the provisions of Clause 8 of the Trust Deed the Trustee may determine from time to time whether or not it will enforce this Guarantee and Indemnity which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this Guarantee and Indemnity which the Trustee may consider expedient in the interests of the Noteholders.

6.	Avoidance of Payments

The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons relating to this Note and shall in any event pay to it on demand the amount as refunded by it.

7.	Indemnity

As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons not being paid on the date and otherwise in the manner specified in the Trust Deed or any payment obligation of the Issuer under the Trust Deed, this Note, any Receipts or Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

8.	Guarantor’s Obligations

The obligations of the Guarantor under this Note, the Trust Deed, any Receipts and Coupons constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

9.	Authorisations

The Guarantor hereby represents and warrants that all corporate approvals and authorisations required by it in connection with the giving of the Guarantee and Indemnity embodied herein have been obtained and are in full force and effect and upon the execution hereof the same shall constitute the legal, valid, binding and enforceable obligations of the Guarantor.

10.	Governing Law

This Guarantee and Indemnity is governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined above have the same meaning as in the Notes.

Dated as of the Issue Date

Reuters Group PLC

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption *	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation *	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

[EXCHANGES]1 [INCREASES]2

Date made	[Nominal amount of Temporary Global Note exchanged for this Global Note][1]	[Amount of increase in nominal amount of this Global Note following issue of further Tranche][2]	Nominal amount of this Global Note following such [exchange][1][increase][2]*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

[1]	Delete where the issue is made in accordance with TEFRA C.

[2]	Delete where the issue is made in accordance with TEFRA D.

PART III

FORM OF DEFINITIVE NOTE

[Denomination]	[ISIN]	[SERIES]	[CERTIFICATE No.]

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[REUTERS GROUP PLC
(Incorporated with limited liability in England and Wales
with registered number 3296375)
(the “Issuer”)/

REUTERS FINANCE PLC
(Incorporated with limited liability in England and Wales
with registered number 4941058)
(the “Issuer”)]1

[unconditionally and irrevocably guaranteed by
REUTERS GROUP PLC
(the “Guarantor”)
(Incorporated with limited liability in England and Wales
with registered number 3296375)] 2

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Notes”). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the “Final Terms”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 9 June 2006 and made between the Issuer[, the Guarantor]3  and Citicorp Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount

[1]	Delete as applicable.

[2]	Delete where the relevant Issuer is the Guarantor.

[3]	Delete where the relevant Issuer is the Guarantor.

of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A., London office, as Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Issued as of [         ].

[REUTERS GROUP PLC/REUTERS FINANCE PLC][1]

By:

Authorised Signatory

Authenticated without recourse, warranty or liability by Citibank, N.A., London office, as Agent.

By:

Authorised Signatory

[1]	Delete as applicable.

Guarantee and Indemnity of Reuters Group PLC

1.	Guarantee

Reuters Group PLC (the “Guarantor”) unconditionally and irrevocably guarantees to Citicorp Trustee Company Limited (the “Trustee”) (i) the due and punctual payment by Reuters Finance PLC (the “Issuer”) of any sum payable by it under the trust deed dated 9 June 2006 (the “Trust Deed”) made between the Issuer, the Guarantor and the Trustee, this Note, any Receipts or Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise); and (ii) the due and punctual performance and observance by the Issuer of each of the other provisions of the Trust Deed, this Note, any Receipts and Coupons on the Issuer’s part to be performed or observed. The Guarantor shall pay any sum falling due under this Guarantee and Indemnity to or to the order of the Trustee, in the manner provided in Clauses 2(B) and (D) of the Trust Deed (or if in respect of sums due under Clause 15 of the Trust Deed, in the currency which was originally contracted in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2(B)(i), (ii) and (iii) of the Trust Deed shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 15 of the Trust Deed. All payments under this Guarantee by the Guarantor shall be made subject to Condition 5 of the Notes and sub-clause 14(xiv) of the Trust Deed.

2.	Guarantor as Principal Debtor

As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor shall be liable under this Guarantee and Indemnity as if it were the sole principal debtor and not merely a surety (but without affecting the Issuer’s obligations) to the intent that the holder of this Note or the holder of any Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, [premium,] interest or such other amount as would have been receivable had such payments been made by the Issuer. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of the Trust Deed or to the Conditions of this Note or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of the Trust Deed, this Note, any Receipts or Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person, (7) the illegality, invalidity or unenforceability of, or of any defence or counterclaim whatsoever available to the Issuer in relation to, or any defect in any provision of, the Trust Deed, this Note, any Receipts or Coupons or any of the Issuer’s obligations under any of them, (8) any circumstances which have resulted in the Issuer being prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation or (9) whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or a defence to a guarantor).

3.	Guarantor’s Obligations Continuing

The Guarantor’s obligations under this Guarantee and Indemnity are and shall remain in full force and effect by way of continuing security until no sum remains payable under the Trust Deed, this Note, any Receipts or Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind. Furthermore, the Trustee may refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same and may hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee and Indemnity, without liability to pay interest on those moneys.

4.	Exercise of Guarantor’s Rights

So long as any sum remains payable under the Trust Deed, this Note, any Receipts or Coupons:

(a)
any right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee and Indemnity, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(b)
any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 10 of the Trust Deed.

5.	Enforcement by the Trustee

Without prejudice to the provisions of Clause 8 of the Trust Deed the Trustee may determine from time to time whether or not it will enforce this Guarantee and Indemnity which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this Guarantee and Indemnity which the Trustee may consider expedient in the interests of the Noteholders.

6.	Avoidance of Payments

The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons relating to this Note and shall in any event pay to it on demand the amount as refunded by it.

7.	Indemnity

As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons not being paid on the date and otherwise in the manner specified in the Trust Deed or any payment obligation of the Issuer under the Trust Deed, this Note, any Receipts or Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

8.	Guarantor’s Obligations

The obligations of the Guarantor under this Note, the Trust Deed, any Receipts and Coupons constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

9.	Authorisations

The Guarantor hereby represents and warrants that all corporate approvals and authorisations required by it in connection with the giving of the Guarantee and Indemnity embodied herein have been obtained and are in full force and effect and upon the execution hereof the same shall constitute the legal, valid, binding and enforceable obligations of the Guarantor.

10.	Governing Law

This Guarantee and Indemnity is governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined above have the same meaning as in the Notes.

Dated as of the Issue Date

Reuters Group PLC

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

PART IV

FORM OF RECEIPT

[REUTERS GROUP PLC/REUTERS FINANCE PLC]1

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [     ]

Receipt for the sum of [       ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the “Conditions”) on [      ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1]	Delete as applicable.

PART V

FORM OF COUPON

On the front:

[REUTERS GROUP PLC/REUTERS FINANCE PLC]1

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [     ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].2

Section A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately  Coupon for
negotiable and subject to the Terms and  [     ]
Conditions of the said Notes.                           due on[     ], [     ]]

Section B

[For Floating Rate Notes or Index-Linked Interest Notes:

Coupon for the amount due in accordance with
the Terms and Conditions endorsed on,
attached to or incorporated by reference
into the said Notes on [the Interest Payment
Date falling in [     ] [     ]/[ ]].

This Coupon is payable to bearer, separately
negotiable and subject to such Terms and
Conditions, under which it may become void
before its due date.]

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j)) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1]	Delete as applicable.

[2]	Delete where the Notes are all of the same denomination.

PART VI

FORM OF TALON

On the front:

[REUTERS GROUP PLC/REUTERS FINANCE PLC]1

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [     ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]2 .

On and after [     ] further Coupons [and a further Talon]3  appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[1]	Delete as applicable.

[2]	Delete where the Notes are all of the same denomination.

[3]	Not required on last Coupon sheet.

On the back of Receipts, Coupons and Talons:

AGENT

Citibank, N.A.
21st Floor
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

PAYING AGENT

Citigroup Global Markets Deutschland AG & Co.
KGaA
Global Transaction Services
Germany Agency and Trust Department
Reuterweg 16
60323 Frankfurt
Germany

PART VII

FORM OF CERTIFICATE TO BE PRESENTED BY
EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

[REUTERS GROUP PLC/REUTERS FINANCE PLC]

[Title of Notes]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [ ] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:           1

Yours faithfully,

[Euroclear Bank S.A./N.V. as operator of the Euroclear System]

or

[Clearstream, Luxembourg]

By:

[1]	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

CERTIFICATE “A”

[REUTERS GROUP PLC/REUTERS FINANCE PLC]1

[Title of Notes]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(2) of Regulation S under the Securities Act of 1933, as amended, (the “Act”) then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

[1]	Delete as applicable.

Dated:           1

Name of person making certification

By:

[1]	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)
that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)
it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)
the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the relevant Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)
it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)
the aggregate nominal amount of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)
one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)
“24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)
“48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)
A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (i)(a) or (ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

2.
The relevant Issuer, the Guarantor (if applicable) or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing signed by the holders of not less than one-tenth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.
At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the relevant Issuer (unless the meeting is convened by the relevant Issuer) and to the Guarantor (if applicable) (unless the meeting is convened by the Guarantor).

4.
A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.
At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)
reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal, premium or interest in respect of the Notes;

(ii)	alteration of the currency in which payments under the Notes and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below;

(v)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum for passing the requisite Extraordinary Resolution shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.
If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 14 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary or other Resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present provided that at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.
Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if ten were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.
At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the relevant Issuer, the Guarantor (if applicable), the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.
Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.
The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.
The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer or, as the case may be, the Guarantor (if applicable) and its or their lawyers and any other person authorised in that behalf by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Conditions 9 and 10 unless he either produces the Definitive Note or Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or Guarantor (if applicable). Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the relevant Issuer or the Guarantor (if applicable).

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(B)
on a poll every person who is so present shall have one vote in respect of each £1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Notes so produced in definitive form or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.
Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.
Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.
A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)
Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer, the Guarantor (if applicable), the Trustee, any Appointee and the Noteholders and Couponholders or any of them.

(B)
Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Couponholders, the relevant Issuer or the Guarantor (if applicable), against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by the relevant Issuer, or the Guarantor (if applicable), the Trustee or any Noteholder.

(D)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)
Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)
Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)
Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)
Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer, the Guarantor (if applicable) or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.
Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the relevant Issuer within 14 days of such result being known provided that the non-publication of such notice shall not invalidate such result.

20.
The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll.

21.
Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)
If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)
a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)
a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)
a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)
to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes, Noteholders and holders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)
If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in Sterling, in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in Sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1 (or such other Sterling amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.
Subject to all other provisions of these presents the Trustee may without the consent of the relevant Issuer, the Guarantor (if applicable), the Noteholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

Executed as a deed by REUTERS GROUP PLC acting by ROSEMARY MARTIN and DAVID GRIGSON	) ) ) )	/S/ ROSEMARY MARTIN /S/ DAVID GRIGSON

Company Secretary
Director

Executed as a deed by REUTERS FINANCE PLC acting by HELEN JONES and ROSEMARY MARTIN	) ) ) )	/S/ HELEN JONES /S/ ROSEMARY MARTIN

Director
Director

Executed as a deed by CITICORP TRUSTEE COMPANY LIMITED acting by DAVID MARES and MARNE LIDSTER	) ) ) )	/S/ DAVID MARES /S/ MARNE LIDSTER

Director
Director